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                                                                   EXHIBIT 99.3


                                  CAPITAL STOCK
                                  ISPSoft Inc.

        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ISPSOFT INC.

         The undersigned hereby constitutes and appoints Binay Sugla his or her true and lawful agent and proxy to represent and to vote on behalf of the undersigned all of the shares of ISPSoft Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the offices of ISPSoft Inc., 661 Shrewsbury Avenue, Shrewsbury, New Jersey at 10:00 A.M., local time, on Thursday, January 31,
2002, and at any adjournment or adjournments thereof, upon the following proposal more fully described in the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus for the meeting (receipt of which is hereby acknowledged).

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposal 1.

                      Please Mail In the Envelope Provided

A [X]    Please mark your votes as in this example.

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
1.       APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN                                FOR         AGAINST      ABSTAIN
         OF MERGER DATED AS OF JUNE 26, 2001, AS AMENDED, BY AND
         BETWEEN DSET CORPORATION AND ISPSOFT INC., AND THE                             [ ]           [ ]          [ ]
         MERGER, ALL AS DESCRIBED IN THE JOINT PROXY STATEMENT/
         PROSPECTUS MAILED TO SHAREHOLDERS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Shareholder _________________________  Signature of Shareholder________________________  Dated: ____________
                                                                                IF HELD JOINTLY
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Note:    This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.